Exhibit 99.1

News Release

United Airlines

Worldwide Media Relations

872.825.8640

media.relations@united.com

United Reports August 2015

Operational Performance

CHICAGO, Sept. 9, 2015 – United Airlines (UAL) today reported August 2015 operational results.

UAL’s August 2015 consolidated traffic (revenue passenger miles) increased 1.5 percent and consolidated capacity (available seat miles) increased 2.3 percent versus August 2014. UAL’s August 2015 consolidated load factor decreased 0.7 points compared to August 2014.

About United

United Airlines and United Express operate an average of nearly 5,000 flights a day to 362 airports across six continents. In 2014, United and United Express operated nearly two million flights carrying 138 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates nearly 700 mainline aircraft, and this year, the airline anticipates taking delivery of 34 new Boeing aircraft, including the 787-9 and the 737-900ER. United is also welcoming 49 new Embraer E175 aircraft to United Express. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. More than 84,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

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United Reports August 2015 Operational Performance / Page 2

Preliminary Operational Results

	August				Year-to-Date
	2015	2014	Change		2015	2014	Change

REVENUE PASSENGER MILES (000)
Domestic	8,743,691	8,517,152	2.7%		62,374,516	61,550,572	1.3%

International	8,875,932	8,575,292	3.5%		61,975,792	60,393,026	2.6%
Atlantic	4,074,189	3,951,917	3.1%		25,534,386	25,666,307	(0.5%)
Pacific	3,053,127	3,025,833	0.9%		22,684,012	21,888,568	3.6%
Latin	1,748,616	1,597,542	9.5%		13,757,394	12,838,151	7.2%

Mainline	17,619,623	17,092,444	3.1%		124,350,308	121,943,598	2.0%
Regional	2,212,490	2,447,553	(9.6%)		16,677,867	17,778,036	(6.2%)
Consolidated	19,832,113	19,539,997	1.5%		141,028,175	139,721,634	0.9%

AVAILABLE SEAT MILES (000)
Domestic	9,884,990	9,565,304	3.3%		72,155,335	70,769,556	2.0%

International	10,371,234	9,919,976	4.5%		76,148,047	73,728,514	3.3%
Atlantic	4,762,032	4,549,781	4.7%		32,146,156	31,955,588	0.6%
Pacific	3,563,693	3,510,608	1.5%		27,371,871	26,475,778	3.4%
Latin	2,045,509	1,859,587	10.0%		16,630,020	15,297,148	8.7%

Mainline	20,256,224	19,485,280	4.0%		148,303,382	144,498,070	2.6%
Regional	2,645,141	2,894,344	(8.6%)		20,061,099	21,260,909	(5.6%)
Consolidated	22,901,365	22,379,624	2.3%		168,364,481	165,758,979	1.6%

PASSENGER LOAD FACTOR
Domestic	88.5%	89.0%	(0.5	) pts	86.4%	87.0%	(0.6	) pts

International	85.6%	86.4%	(0.8	) pts	81.4%	81.9%	(0.5	) pts
Atlantic	85.6%	86.9%	(1.3	) pts	79.4%	80.3%	(0.9	) pts
Pacific	85.7%	86.2%	(0.5	) pts	82.9%	82.7%	0.2	pts
Latin	85.5%	85.9%	(0.4	) pts	82.7%	83.9%	(1.2	) pts

Mainline	87.0%	87.7%	(0.7	) pts	83.8%	84.4%	(0.6	) pts
Regional	83.6%	84.6%	(1.0	) pt	83.1%	83.6%	(0.5	) pts
Consolidated	86.6%	87.3%	(0.7	) pts	83.8%	84.3%	(0.5	) pts

ONBOARD PASSENGERS (000)
Mainline	8,958	8,447	6.0%		64,474	62,201	3.7%
Regional	3,916	4,279	(8.5%)		29,426	31,277	(5.9%)
Consolidated	12,874	12,726	1.2%		93,900	93,478	0.5%

CARGO REVENUE TON MILES (000)
Total	211,879	204,210	3.8%		1,723,307	1,604,946	7.4%

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United Reports August 2015 Operational Performance / Page 3

Third Quarter Preliminary Fuel Costs Per Gallon

Estimated average price per gallon of fuel, excluding hedges	$1.71 - $1.76
Operating cash-settled hedge loss price per gallon	$0.15
Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$1.86 - $1.91
Non-operating cash-settled hedge loss price per gallon[2]	$0.10
Estimated average price per gallon of fuel, including all cash-settled hedges[3]	$1.96 - $2.01

[1]	This price per gallon corresponds to fuel expense in the income statement
[2]	This price per gallon corresponds to the impact of non-operating hedges that appear in non-operating expense in the income statement
[3]	This price per gallon corresponds to the total economic cost of the company’s fuel consumption including all cash-settled hedges but does not directly correspond to fuel expense in the income statement

Preliminary Operational Results

	2015	2014	Change
August On-Time Performance[1]	78.9%	76.8%	2.1	pts
August Completion Factor[2]	99.1%	99.0%	0.1	pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report
[2]	Mainline completion percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

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